Exhibit 99.1

Decentral Life and Outdoorsmen.com Announce Launch of AI Powered ERP SaaS

Outdoorsmen’s ERP with built in AI, Automation and Cloud Access, by Decentral Life, Inc.

GREENWOOD VILLAGE, COLORADO, February 8, 2024 – Decentral Life, Inc. (OTC: WDLF) announced today the official launch of an AI Powered ERP SaaS for its TBI company, Outdoorsmen.com, Inc.

The new enterprise resource planning (ERP) cloud-based software will first be used by the tradeshow operators and small businesses acquired by Outdoorsmen and will then be sold through a software as a service (SaaS) subscription to their business customers.

Outdoorsmen.com is a social media and e-commerce technology company operating in the sporting goods industry, devoted to the hundreds of millions of outdoorsmen and business operators that contribute to an annual gross economic output of $1.1 tillion from the U.S. outdoor economy. The Bureau of Economic Analysis (BEA) calculates the economic output of outdoor recreation to be $1.1 trillion, surpassing industries such as mining, utilities, farming and ranching, and chemical products manufacturing according to their updated national statistics and state-level data on the outdoor recreation economy that recognizes the critical role the industry plays in supporting economic growth in the United States.

https://recreationroundtable.org/resources/national-recreation-data/

The Outdoorsmen.com AI integrated ERP is a multifaceted business management system that includes modules for accounting, finance, customer and inventory management, production planning, manufacturing, supply chain, eMarketing and customer order handling to name just a few; when used effectively, it helps streamline operations and ensure data consistency across departments of the companies that are owned by Outdoorsmen.com, and its clients.

The global ERP software market size was valued at USD 54.76 billion in 2022 and is expected to expand at a compound annual growth rate (CAGR) of 11.0% from 2023 to 2030, according to the Grand View Research Enterprise Resource Planning (ERP) Software Market Analysis. The report shows that North America accounted for 35% revenue share of the 2022 ERP global market.

https://www.grandviewresearch.com/industry-analysis/erp-software-market

“We have been working on this new system launch for the past year, and we’re extremely pleased to have it ready to go in advance of Outdoorsmen’s pending tradeshow acquisitions as the company prepares to go public,” said Decentral Life CEO, Ken Tapp. “There are more than two hundred and eight thousand small businesses operating in the U.S. outdoor industry economy, defined by 20 employees or less. The majority of them are not using an ERP software solution to help them run more efficient company operations and planning for the future of their business growth. It is our great honor to be part of the providing solution for many of them, through our TBI program company Outdoorsmen.com, Inc.” added Tapp.

About Outdoorsmen.com, Inc.

Outdoorsmen.com is one of the largest digital media and technology companies in North America, solely devoted to the hundreds of millions of outdoor consumers and business operators that contribute to the U.S. outdoor economy. According to the Bureau of Economic Analysis (BEA) releases updated national statistics and state-level data on the outdoor recreation economy for 2022, it calculates the economic output of outdoor recreation to be $1.1 trillion, surpassing industries such as mining, utilities, farming and ranching, and chemical products manufacturing. Outdoorsmen.com, Inc. is a proud member of the Outdoor Industry Association. https://outdoorindustry.org

About Decentral Life:

Decentral Life, Inc. (OTC: WDLF) is a SaaS company providing Blockchain and AI technology through license agreements with technology companies and operates a Technology Business Incubator (TBI) as a division of the company, which provides tech start-ups with licenses technology solutions, executive leadership, and C-suite consulting services aimed to making it easier for start-up founders to focus on growing their business growth.

For more information, visit the website @ https://www.WDLF.ai/

Safe Harbor & Disclaimer

This information also contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are identified using the words “could”, “believe”, “anticipate”, “intend”, “estimate”, “expect”, “may”, “continue”, “predict”, “potential”, “possible,” “project” and similar expressions that are intended to identify forward-looking statements. All forward-looking statements speak only as of the date of this presentation. You should not place undue reliance on these forward-looking statements. Although we believe that our plans, objectives, expectations, and intentions reflected in or suggested by the forward-looking statements are reasonable, we can give no assurance that these plans, objectives, expectations, or intentions will be achieved.

Forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from historical experience and present expectations or projections. Actual results may differ materially from those in the forward-looking statements and the trading price for our common stock may fluctuate significantly. Forward-looking statements also are affected by the risk factors described in the Company’s filings with the U.S. Securities and Exchange Commission. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. Risks include but are not limited to general risks associated with partnerships, client cashflow, lack of sufficient capital, changes in industry related laws; possible impairment of assets, stock market conditions and liquidity in our traded stock. No information in this press release should be construed as any indication whatsoever of our current or future financial results, revenues, or stock price.

Ken Tapp

Decentral Life, Inc.

ir@WDLF.ai

1-855-933-3277